As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTRAL FEDERAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	34-1877137
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7000 North High St.

Worthington, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

Central Federal Corporation 2009 Equity Compensation Plan

(Full title of the plan)

Timothy T. O’Dell	Copy to:
Chief Executive Officer	Anthony D. Weis, Esq.
Central Federal Corporation	Vorys, Sater, Seymour and Pease LLP
7000 North High St.	52 East Gay Street
Worthington, Ohio 43085	Columbus, Ohio 43215
(Name and address of agent for service)

(614) 334-7979

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	1,200,000	$1.35	$1,620,000	$163.13

(1)	In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate number of additional Common Shares that may be necessary to adjust the number of shares of Common Stock reserved for delivery pursuant to the Central Federal Corporation 2009 Equity Compensation Plan (as amended, the “Plan”) in accordance with the anti-dilution provisions of the Plan as a result of a reorganization, recapitalization, stock split, stock distribution, stock dividend, combination or other similar transaction or adjustment affecting the Common Stock as specified in such anti-dilution provisions.
(2)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations promulgated under the Securities Act and computed on the basis of $1.35 per share, which is the average of the high and low sales prices for a share of Common Stock of Central Federal Corporation as reported on the NASDAQ Capital Market on September 28, 2015.

Index to Exhibits begins on page 5

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Central Federal Corporation (the “Registrant” or the “Company”) to register the offer and sale of additional shares of common stock, $0.01 par value per share (“Common Stock”), authorized for issuance under the Central Federal Corporation 2009 Equity Compensation Plan (as amended, the “Plan”). In accordance with General Instruction E to Form S-8, the Registrant has filed only a facing page, all required opinions and consents, the signature page, and any information required in the new Registration Statement that was not in the earlier Registration Statement. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-163102), which was originally filed on November 13, 2009.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement and made a part hereof:

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-64089), filed with the Commission on September 23, 1998)

3.2	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

3.3	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 14, 2009 (File No. 0-25045))

3.4	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011, filed with the Commission on November 10, 2011 (File No. 0-25045))

3.5	Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

3.6	Certificate of Designations to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

3.7	Amended and Restated Code of Regulations of the Registrant (adopted April 17, 2007) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-36192))

Exhibit No.	Description

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities being registered (filed herewith)

10.1	Central Federal Corporation 2009 Equity Compensation Plan (filed herewith)

10.2	First Amendment to the Central Federal Corporation 2009 Equity Compensation Plan (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (BKD, LLP) (filed herewith)

23.2	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP) (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worthington, State of Ohio, on October 9, 2015.

CENTRAL FEDERAL CORPORATION

By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy T. O’Dell as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him in any and all capacities, to sign the Registration Statement on Form S-8 of Central Federal Corporation, and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy T. O’Dell	Chief Executive Officer (Principal Executive Officer)	September 16, 2015
Timothy T. O’Dell

/s/ John W. Helmsdoerfer	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2015
John W. Helmsdoerfer

/s/ Thomas P. Ash	Director	September 16, 2015
Thomas P. Ash

/s/ Edward W. Cochran	Director	September 16, 2015
Edward W. Cochran

/s/ James H. Frauenberg II	Director	September 16, 2015
James H. Frauenberg II

Signature	Title	Date

/s/ Robert E. Hoeweler	Director	September 16, 2015
Robert E. Hoeweler

/s/ Robert H. Milbourne	Director	September 16, 2015
Robert H. Milbourne

/s/ Thad R. Perry	Director	September 16, 2015
Thad R. Perry

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 (File No. 333-64089), filed with the Commission on September 23, 1998)

3.2	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-2 (File No. 333-129315), filed with the Commission on October 28, 2005)

3.3	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Registrant’s Form 10-Q for the quarter ended June 30, 2009, filed with the Commission on August 14, 2009 (File No. 0-25045))

3.4	Amendment to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Form 10-Q for the quarter ended September 30, 2011, filed with the Commission on November 10, 2011 (File No. 0-25045))

3.5	Amendment to Certificate of Incorporation of the registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-177434), filed with the Commission on May 4, 2012)

3.6	Certificate of Designations to Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 7, 2014 and filed with the Commission on May 13, 2014 (File No. 0-25045))

3.7	Amended and Restated Code of Regulations of the Registrant (adopted April 17, 2007) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013 (File No. 1-36192))

5.1	Opinion of Vorys, Sater, Seymour and Pease LLP as to the validity of the securities being registered (filed herewith)

10.1	Central Federal Corporation 2009 Equity Compensation Plan (filed herewith)

10.2	First Amendment to the Central Federal Corporation 2009 Equity Compensation Plan (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (BKD, LLP) (filed herewith)

23.2	Consent of Independent Registered Public Accounting Firm (Crowe Horwath LLP) (filed herewith)

23.3	Consent of Vorys, Sater, Seymour and Pease LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature pages of this Registration Statement)